SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 28, 2007

SKINS INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-51119	20-4711789
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1115 Broadway, 12th Floor New York, NY 10010
(Address of principal executive offices)

Registrant's telephone number, including area code:	(212) 561-5111

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

5.02 (e)

Amended and Restated Employment Agreement of CEO

On September 28, 2007, Skins Inc. (the “Company”) and Mark Klein executed an Amended and Restated Employment Agreement (the “Agreement”) in connection with the continued employment of Mr. Klein as the Company’s Chief Executive Officer and President. The Agreement supersedes, amends and restates the prior employment agreement entered into by Mr. Klein and the Company when Mr. Klein was initially appointed Chief Executive Officer and President on March 20, 2006. Pursuant to the terms of the Agreement, the Company will continue to employ Mr. Klein for a period of three years with successive one-year automatic renewals unless either party provides 180-days advance notice of intent not to renew the Company will pay Mr. Klein an annual base salary of $250,000 with a bonus of up to 50% of the base salary at the discretion of the Board of Directors. Mr. Klein is also eligible to receive paid vacation and other benefits made available by the Company to its executives, including a Company-owned or leased automobile.

If Mr. Klein’s employment is terminated with cause, as defined in the Agreement, Mr. Klein will receive that portion of any unpaid base salary that has been earned through the termination date and any accrued but unpaid vacation pay as well as any expense reimbursements due and owing to him. If Mr. Klein is terminated without cause, resigns with good reason or is terminated upon a change of control, he will receive, in addition to his accrued base salary, bonus compensation, vested deferred compensation, any benefits under any plans of the Company in which he is a participant to the full extent of his rights under such plan, and accrued vacation benefits prorated through the termination date, 12 months of his base salary along with health benefits, to be paid out proportionally, on the Company's usual paydays, over a 12 month period.  Mr. Klein has agreed not to compete with the Company during his employment or in the 12 months that severance payments are made.

Amendment of 2005 Incentive Plan

At the Company’s 2007 Annual Meeting of Stockholders held on September 28, 2007, the Company’s stockholders approved an amendment to the Company’s 2005 Incentive Plan to increase the maximum number of shares of common stock that may be issued under such plan by 1,625,000 shares to a total of 5,000,000 shares.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

10.1	Amended and Restated Employment Agreement by Mark Klein and the Company dated September 28, 2007
10.2	Skins Inc. Amended and Restated 2005 Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 3, 2007	SKINS INC.

By: /s/ Mark Klein
Name Mark Klein
Title: Chief Executive Officer

EXHIBIT INDEX

10.1	Amended and Restated Employment Agreement by Mark Klein and the Company dated September 28, 2007
10.2	Skins Inc. Amended and Restated 2005 Incentive Plan